Exhibit 99.1

Harte-Hanks, Inc.

Reclass of certain 2003 operating expense amounts for comparative purposes

2003 operating expenses, in thousands

	Three months ended March 31, 2003	Three months ended June 30, 2003	Three months ended September 30, 2003	Three months ended December 31, 2003	Twelve months ended December 31, 2003
Labor
Previously reported (1)	$82,469	$82,741	$82,734	$88,389	$336,333
Reclass temporary labor and consulting	3,574	5,369	5,708	6,827	21,478

Currently reported	$86,043	$88,110	$88,442	$95,216	$357,811

Production and Distribution
Previously reported (1)	$78,704	$84,866	$89,222	$98,613	$351,405
Reclass temporary labor and consulting	(2,859)	(4,345)	(4,316)	(5,526)	(17,046)

Currently reported	$75,845	$80,521	$84,906	$93,087	$334,359

Advertising, selling, general and administrative
Previously reported (1)	$19,358	$19,319	$21,656	$19,985	$80,318
Reclass temporary labor and consulting	(715)	(1,024)	(1,392)	(1,301)	(4,432)

Currently reported	$18,643	$18,295	$20,264	$18,684	$75,886

(1)	Reflects the amount of labor costs previously reported in the registrant’s Quarterly Reports on Form 10-Q for the three month periods ended March 31, June 30, and September 30, 2003, and amount of labor costs for the three months and twelve months ended December 31, 2003 previously reported in the registrant’s Annual Report on Form 10-K for the period ended December 31, 2003.